Exhibit 99.1

Media Contact: Travis Parman, Travis.Parman@appharvest.com
Investor Contact: Kaveh Bakhtiari, appharvestIR@appharvest.com

AppHarvest unanimously appoints Kevin Willis to Board of Directors

MOREHEAD, Ky. Feb. 9, 2022 — AppHarvest, Inc. (NASDAQ: APPH, APPHW), a leading AgTech company, public benefit corporation and Certified B Corp building some of the world’s largest high-tech indoor farms to grow affordable, nutritious fruits and vegetables at scale while providing good jobs in Appalachia, announced today the unanimous appointment of J. Kevin Willis as a director of the company, as chair of the board’s audit committee and as a member of the nominating and corporate governance committee, effective Feb. 19.

Willis currently serves as the Senior Vice President and Chief Financial Officer of Ashland (NYSE: ASH), a global specialty materials company, and joins the AppHarvest Board of Directors with nearly 35 years of corporate governance and financial leadership experience. At Ashland, he shares responsibility for setting global strategy, managing capital and upholding Ashland's operating principles with a commitment to sustainability. He earned a bachelor’s degree in accounting from Eastern Kentucky University and an MBA from the Kellogg School of Management at Northwestern University.
“Kevin is a seasoned leader who brings expertise, talent and independence to complement the skill sets of the Board,” said AppHarvest Board Member Kiran Bhatraju. “I expect that Kevin’s leadership, including as audit committee chair, will accelerate our efforts to create long-term value for all shareholders.”
A native of Richmond, Ky., Willis understands Central Appalachia and his unique perspective on the region is key as the company works to quadruple its farm network by the end of 2022 and diversify its crops to include berries and salad greens.
The 15-acre Berea, Ky., salad greens facility and the 60-acre Richmond, Ky., tomato facility are both approximately 65% complete, and the 30-acre Somerset, Ky., berry facility is more than 50% complete. All three new farms are expected to be operational by the end of 2022. AppHarvest’s flagship Morehead, Ky. farm has been harvesting since January 2021, and its tomatoes have been sold in more than 1,000 stores and restaurants across six states.
Willis fills a board seat vacated by Robert Laikin who served as chairman of Novus Capital Corporation, which was the company that AppHarvest merged with to become publicly traded. “Bob’s contributions during our first year of hyper-growth got us where we are today,” said Jonathan Webb, Founder & CEO of AppHarvest. “As he pursues more environmental and social impact investing opportunities, we wish him well.”

Exhibit 99.1

About AppHarvest
AppHarvest is an applied technology company in Appalachia developing and operating some of the world’s largest high-tech indoor farms, designed to grow non-GMO, chemical pesticide-free produce, using up to 90 percent less water than open-field agriculture and only rainwater while producing yields up to 30 times that of traditional agriculture on the same amount of land without agricultural runoff. The company combines conventional agricultural techniques with world-class technology including artificial intelligence and robotics to improve access for all to nutritious food, farming more sustainably, building a domestic food supply, and increasing investment in Appalachia. The company’s 60-acre Morehead, Ky. facility is among the largest indoor farms in the world. For more information, visit https://www.appharvest.com/.

Forward-Looking Statements
Certain statements included in this press release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” “can,” “goal,” “works to,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All statements, other than statements of present or historical fact included in this press release, regarding AppHarvest’s intention to build high-tech CEA farms, the anticipated benefits of and production at such facilities, timing and availability of tomatoes at top national grocery stores and restaurants, anticipated benefits of the second season harvest, AppHarvest’s future financial performance, as well as AppHarvest’s growth and evolving business plans and strategy, ability to capitalize on commercial opportunities, future operations, estimated financial position, projected costs, prospects, plans and objectives of management are forward-looking statements. These statements are based on various assumptions, whether or not identified in this press release, and on the current expectations of AppHarvest’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of AppHarvest. These forward-looking statements are subject to a number of risks and uncertainties, including those discussed in the company’s Quarterly Report on Form 10-Q filed with the SEC by AppHarvest on November 10, 2021, under the heading “Risk Factors,” and other documents AppHarvest has filed, or that AppHarvest will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. In addition, forward-looking statements reflect AppHarvest’s expectations, plans, or forecasts of future events and views as of the date of this press release. AppHarvest anticipates that subsequent events and developments will cause its assessments to change. However, while AppHarvest may elect to update these forward-looking statements at some point in the future, AppHarvest specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing AppHarvest’s assessments of any date subsequent to the date of this news release. Accordingly, undue reliance should not be placed upon the forward-looking statements.